Exhibit 10.1

AMENDMENT NO. 2 TO RECEIVABLES FINANCING AGREEMENT
AND
REAFFIRMATION OF PERFORMANCE GUARANTY
This AMENDMENT NO. 2 TO RECEIVABLES FINANCING AGREEMENT AND REAFFIRMATION OF PERFORMANCE GUARANTY (this “Amendment”), dated as of March 27, 2020, is entered into by and among OLIN FINANCE COMPANY, LLC (“Olin Finance”), as borrower under the Receivables Financing Agreement (as defined below) (in such capacity, together with its successors and permitted assigns in such capacity, the “Borrower”), OLIN CORPORATION (“Olin”), as initial servicer under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), as a committed lender under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, a “Committed Lender”), and as group agent for the PNC Group under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, a “Group Agent”), and the various other Lenders and Group Agents from time to time party to the Receivables Financing Agreement, and acknowledged and agreed to by PNC CAPITAL MARKETS LLC, as structuring agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Structuring Agent”), and is reaffirmed by, with respect to Section 11 hereof, Olin, as performance guarantor (in such capacity, together with its successors and permitted assigns in such capacity, the “Performance Guarantor”).
BACKGROUND
WHEREAS, the Borrower, the Servicer, the Persons from time to time party thereto as Lenders and as Group Agents, the Administrative Agent, and, solely with respect to Section 10.10 thereof, the Structuring Agent, entered into the Receivables Financing Agreement as of December 20, 2016 (as amended, restated, supplemented or otherwise modified as of the date hereof, the “Original Receivables Financing Agreement”; as may be further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”);
WHEREAS, the Performance Guarantor entered into the Performance Guaranty as of December 20, 2016 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Performance Guaranty”) in favor of, and as accepted by, the Administrative Agent; and
WHEREAS, the parties hereto wish to further amend the Original Receivables Financing Agreement pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Receivables Financing Agreement.
SECTION 2.    Amendments to Original Receivables Financing Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Original Receivables Financing Agreement is hereby amended as follows:
(a)    The definition of “Federal Funds Rate” set forth in Section 1.01 of the Original Receivables Financing Agreement is hereby deleted in its entirety.
(b)    Section 1.01 of the Original Receivables Financing Agreement is hereby amended by adding the following definitions of “Delaware LLC Act”, “Division Transaction”, “NYFRB” and “Overnight Bank Funding Rate” in the applicable alphabetical order:
“Delaware LLC Act” means Chapter 18 of the Delaware Limited Liability Act, 6 Del. C. §§ 18-101 et seq., as amended.
“Division Transaction” shall mean, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two or more Persons or (b) creates or otherwise reorganizes into one or more series, in each case, as contemplated under the laws of the State of Delaware, including without limitation, Section 18-217 of the Delaware LLC Act.
“NYFRB” means the Federal Reserve Bank of New York.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, the Overnight Bank Funding Rate for such time shall be a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.
(c)    The definitions of “Adjusted LIBOR”, “Base Rate”, “Facility Limit”, “LMIR” and “Minimum Funding Threshold” set forth in Section 1.01 of the Original Receivables Financing Agreement are hereby deleted and replaced in their entirety with the following, respectively:

“Adjusted LIBOR” means with respect to any Tranche Period, the interest rate per annum determined by the applicable Group Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by such Group Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate per annum for deposits in Dollars as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars for such Tranche Period (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by such Group Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Tranche Period for an amount comparable to the Portion of Capital to be funded at Adjusted LIBOR during such Tranche Period, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage; provided, however, that with respect to the initial Tranche Period for a Loan that is not advanced on a Monthly Settlement Date, Adjusted LIBOR shall be the interest rate per annum equal to LMIR for each day during such initial Tranche Period from the date that such Loan is made pursuant to Section 2.02 until the next-occurring Monthly Settlement Date. The calculation of Adjusted LIBOR may also be expressed by the following formula:
Composite of London interbank offered rates shown on
Reuters Screen LIBOR01 Page
or appropriate successor
Adjusted LIBOR    =
1.00 - Euro-Rate Reserve Percentage
Adjusted LIBOR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The applicable Group Agent shall give prompt notice to the Borrower of Adjusted LIBOR as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error). Notwithstanding the foregoing if Adjusted LIBOR as determined herein would be less than fifty basis points (0.50%), such rate shall be deemed to be fifty basis points (0.50%) for purposes of this Agreement.
“Base Rate” means, for any day and any Lender, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the greater of:
(a)    the rate of interest in effect for such day as publicly announced from time to time by the applicable Group Agent or its Affiliate as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the applicable Group Agent or its Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer; and
(b)    a half percent (0.50%) per annum above the latest Overnight Bank Funding Rate.
“Facility Limit” means $150,000,000 as reduced or increased from time to time pursuant to Section 2.02(e) or 2.02(g), as applicable. References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital.
“LMIR” means for any day during any Interest Period, the interest rate per annum determined by the applicable Group Agent (which determination shall be conclusive absent manifest error) by dividing (i) the one-month Eurodollar rate for Dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes , by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day. The calculation of LMIR may also be expressed by the following formula:
One-month Eurodollar rate for Dollars
shown on Reuters Screen LIBOR01 Page
LMIR     =
1.00 - Euro-Rate Reserve Percentage
LMIR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. Notwithstanding the foregoing if LMIR as determined herein would be less than fifty basis points (0.50%), such rate shall be deemed to be fifty basis points (0.50%) for purposes of this Agreement.
“Minimum Funding Threshold” means (a) until and including September 30, 2020, an amount equal to zero, and (b) at all times thereafter, an amount equal to or greater than the lesser of (i) fifty percent (50%) of the Facility Limit and (ii) the Borrowing Base.
(d)    The first sentence of Section 2.02(g) of the Original Receivables Financing Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following:
(g)    Provided that no Event of Default or Unmatured Event of Default has occurred and is continuing, with the prior written consent of the Administrative Agent, each Group Agent and upon prior notice to the Lenders, the Borrower may from time to time request an increase in the Commitment with respect to one or more Lenders or cause additional Persons to become parties to this Agreement, as lenders, at any time following the Closing Date and prior to the Termination Date up to an aggregate amount of $350,000,000 in such Lenders’ Commitments and the Commitments of all such additional Lenders; provided, that each request for an increase and addition shall be in a minimum amount of $10,000,000.
(e)    Article IV of the Original Receivables Financing Agreement is hereby amended by adding the following as new Section 4.06 and Section 4.07 immediately following the existing Section 4.05 in the appropriate numerical order:
SECTION 4.06.    Successor Adjusted LIBOR or LMIR.
(a)    If the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that either (i) (A) the circumstances set forth in Section 4.04 have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section 4.04 have not arisen but the applicable supervisor or administrator (if any) of Adjusted LIBOR or LMIR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which Adjusted LIBOR or LMIR shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (ii) a rate other than Adjusted LIBOR or LMIR has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrative Agent may (in consultation with the Borrower) choose a replacement index for Adjusted LIBOR or LMIR, as applicable, and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in Adjusted LIBOR- or LMIR-based interest rate in effect prior to its replacement.
(b)    The Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the reasonable discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents (including, without limitation, Section 13.01), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. New York City time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders and the Group Agents, unless the Administrative Agent receives, on or before such tenth (10th) Business Day, a written notice from the Majority Group Agents stating that the Majority Group Agents object to such amendment.
(c)    Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from an Adjusted LIBOR- or LMIR-based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from Adjusted LIBOR or LMIR to the replacement index and (y) yield- or risk-based differences between Adjusted LIBOR or LMIR and the replacement index.
(d)    Until an amendment reflecting a new replacement index in accordance with this Section 4.06(a) is effective, each advance, conversion and renewal of a Loan under Adjusted LIBOR or LMIR will continue to bear interest with reference to Adjusted LIBOR or LMIR; provided however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all Loans as to which Adjusted LIBOR or LMIR would otherwise apply shall automatically be converted to the Base Rate until such time as an amendment reflecting a replacement index and related matters as described above is implemented.
(e)    Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.
SECTION 4.07.    LIBOR Notification. Section 4.06(a) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Adjusted LIBOR” or “LMIR” or with respect to any alternative or successor rate thereto, or replacement rate therefor.
(f)    Section 7.01(h) of the Original Receivables Financing Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:
(h)    Payments on Receivables, Collection Accounts. The Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records as are necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Collection Account. The Borrower (or the Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. The Borrower shall not instruct any Person other than the Obligors (and the Excluded Obligors to the extent permitted pursuant to the proviso below) to deposit funds other than Collections on Pool Receivables, other Collateral and remittances of funds for Excluded Receivables (subject to the proviso below) into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Borrower (or the Servicer on its behalf) will within two (2) Business Days, (x) identify and transfer such funds to the appropriate Person entitled to such funds and (y) shall instruct such Person to no longer deposit any such funds into any such Collection Account. Except as permitted by this Section, the Borrower will not, and will not permit the Servicer, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Group Agent or any other Secured Party is entitled, with any other funds; provided, that, until the occurrence of a Ratings Event, such commingling shall be permitted solely with respect to remittance of funds for Excluded Receivables (other than for any Excluded Receivables, the obligor of which is Oxy Vinyls, LP); provided further, that, upon the occurrence of a Ratings Event and request by the Majority Group Agents, the Borrower shall promptly upon (but in no event later than one (1) Business Day after) receipt of such request from the Majority Group Agents instruct the Servicer, such Originator or such Person to (x) transfer such funds related to the Excluded Receivables into an account other than a Collection Account, (y) no longer deposit any such funds into any such Collection Account and (z) instruct the Excluded Obligors to longer deposit any such funds into any such Collection Account. The Borrower shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Borrower shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent.
(g)    The first sentence of Section 7.01(l) of the Original Receivables Financing Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following:
(l)    Fundamental Changes. The Borrower shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, permit (i) itself to merge or consolidate with or into, or enter into a Division Transaction, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) itself to be directly owned by any Person other than Olin or (iii) any of its issued and outstanding Capital Stock or any of its other equity interests to become subject to any Adverse Claims.
(h)    Section 7.02(f) of the Original Receivables Financing Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:
(f)    Payments on Receivables, Collection Accounts. The Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. The Servicer will, at all times, maintain such books and records as are necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Collection Account. The Servicer shall not instruct any Person other than the Obligors (and the Excluded Obligors to the extent permitted pursuant to the proviso below) to deposit funds other than Collections on Pool Receivables, other Collateral and remittances of funds for Excluded Receivables (subject to the proviso below) into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Servicer will within two (2) Business Days (x) identify and transfer such funds to the appropriate Person entitled to such funds and (y) shall instruct such Person to no longer deposit any such funds into any such Collection Account. Except as permitted by this Section, the Servicer will not, and will not permit the Borrower, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Group Agent or any other Secured Party is entitled, with any other funds; provided, that, until the occurrence of a Ratings Event, such commingling shall be permitted solely with respect to remittance of funds for Excluded Receivables (other than for any Excluded Receivables, the obligor of which is Oxy Vinyls, LP); provided further, that, upon the occurrence of a Ratings Event and request by the Majority Group Agents, the Servicer shall promptly upon (but in no event later than one (1) Business Day after) receipt of such request from the Majority Group Agents instruct the Borrower, such Originator or such Person to (x) transfer such funds related to the Excluded Receivables into an account other than a Collection Account, (y) no longer deposit any such funds into any such Collection Account and (z) instruct the Excluded Obligors to longer deposit any such funds into any such Collection Account. The Servicer shall only add a Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Servicer shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent.
(i)    Section 13.03(i) of the Original Receivables Financing Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:
(i)    Addition of Lenders or Groups. The Borrower may, with written notice to the Administrative Agent and each Group Agent, add additional Persons as Lenders (by creating a new Group) or cause an existing Lender to increase its Commitment; provided, however, that the Commitment of any existing Lender may only be increased with the prior written consent of such Lender; provided, further, that at all times after the addition of any additional Lender each existing Lender will receive Fees at least equal to the Fees to be received by such additional Lender and with respect to any Fees to be received by any such additional Lender, other than the Undrawn Fees and the Drawn Fees (each as defined in the applicable Fee Letter) (the “Additional Lender Upfront Fees”), any such Additional Lender Upfront Fees will be based on the period of time beginning with the date that such additional

Lender becomes a party hereto and ending on the Scheduled Termination Date and any Fees received by any such existing Lender other than the Undrawn Fees and the Drawn Fees will be netted against such Additional Lender Upfront Fees. Each new Lender (or Group) shall become a party hereto, by executing and delivering to the Administrative Agent and the Borrower, an assumption agreement (each, an “Assumption Agreement”) in the form of Exhibit C hereto (which Assumption Agreement shall, in the case of any new Lender, be executed by each Person in such new Lender’s Group).
(j)    Schedule I to the Original Receivables Financing Agreement is hereby deleted and replaced in its entirety with the schedule set forth in Exhibit A attached hereto.
(k)    Schedule III to the Original Receivables Financing Agreement is hereby deleted and replaced in its entirety with the schedule set forth in Exhibit B attached hereto.
(l)    Schedule IV to the Original Receivables Financing Agreement is hereby deleted and replaced in its entirety with the schedule set forth in Exhibit C attached hereto.
(m)    Schedule V of the Original Receivables Financing Agreement is hereby deleted and replaced in its entirety with the schedule set forth in Exhibit D attached hereto.
SECTION 3.    Representations, Warranties and Enforceability. Each of the Borrower and the Servicer hereby represents and warrants to the Administrative Agent, the Group Agents and the Lenders, as applicable, as of the date hereof with respect to itself, as follows:
(a)    the representations and warranties of it contained in Section 6.01 and Section 6.02, as applicable, of the Receivables Financing Agreement are true and correct in all material respects (unless such representations and warranties contain a materiality qualification, in which case, such representations and warranties shall be true and correct as made) on and as of the date hereof as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualification, in which case such representations and warranties shall be true and correct as made) on and as of such earlier date;
(b)    no event has occurred and is continuing, or would result from this Amendment, that constitutes an Event of Default or Unmatured Event of Default, as set forth in Section 9.01 of the Receivables Financing Agreement; and
(c)    (i) the execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment and the Receivables Financing Agreement, as amended hereby, are within its organizational powers and have been duly authorized by all necessary action on its part and (ii) this Amendment and the Receivables Financing Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

SECTION 4.    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
(a)    The Administrative Agent shall have received a fully executed counterpart of (i) this Amendment, (ii) the Amendment No. 1 to Purchase and Sale Agreement, dated as of the date hereof, by and among the Originators (as defined therein), Olin Finance, as buyer, and Olin, as the servicer, (iii) the Second Amended and Restated Administration Fee Letter, dated as of the date hereof, by and among PNC, as the Administrative Agent, and the Structuring Agent, and acknowledged and agreed to by the Borrower and (iv) the Amended and Restated Fee Letter, dated as of the date hereof, by and among PNC, as the Administrative Agent, as a Committed Lender and as a Group Agent, and acknowledged and agreed to by the Borrower and by the Structuring Agent (collectively, the “Amendment Documents”).
(b)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent shall have reasonably requested on or prior to the date hereof.
(c)    PNC, as the Administrative Agent, as a Committed Lender and as the Group Agent for the PNC Group, in each case, under the Receivables Financing Agreement, as applicable, shall have received all fees and other amounts due and payable to it under the Transaction Documents and in connection with the Amendment Documents on or prior to the date hereof, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to the date hereof. To the extent such fees and other amounts have not yet been invoiced, the Borrower agrees to remit payment to the applicable party promptly upon receipt of such invoice.
(d)    No Event of Default or Unmatured Event of Default, as set forth in Section 9.01 of the Receivables Financing Agreement, shall have occurred and be continuing.
SECTION 5.    Amendment. The Borrower, the Servicer, the Administrative Agent, the Group Agents, the Lenders, and, with respect to Section 11 hereof, the Performance Guarantor, hereby agree that the provisions and effectiveness of this Amendment shall apply to the Receivables Financing Agreement as of the date hereof. Except as amended by this Amendment, the Receivables Financing Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.
SECTION 6.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
SECTION 7.    Captions. The headings of the Sections of this Amendment are provided solely for convenience of reference and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.

SECTION 8.    Successors and permitted assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the Borrower, the Servicer, the Administrative Agent, the Group Agents, the Lenders, and, with respect to Section 11 hereof, the Performance Guarantor and their respective successors and permitted assigns.
SECTION 9.    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 10.    Governing Law and Jurisdiction. The provisions of the Receivables Financing Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.
SECTION 11.    Ratification of Performance Guarantee. After giving effect to the Amendment Documents, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
OLIN FINANCE COMPANY, LLC,
as the Borrower
By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer
OLIN CORPORATION,
as the Servicer
By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

Amendment 2 to RFA (Olin)

Acknowledged and reaffirmed by, with respect to Section 11 hereof, as of the date first written above:
OLIN CORPORATION,
as the Performance Guarantor
By: /s/ Teresa M. Vermillion
Name: Teresa M. Vermillion
Title: Vice President and Treasurer

Amendment 2 to RFA (Olin)

PNC BANK, NATIONAL ASSOCIATION,
as the Administrative Agent
By: /s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President
PNC BANK, NATIONAL ASSOCIATION,
as the Group Agent for the PNC Group
By: /s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President
PNC BANK, NATIONAL ASSOCIATION,
as a Committed Lender
By: /s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

Amendment 2 to RFA (Olin)

Acknowledged and agreed to by, as of the date first written above:
PNC CAPITAL MARKETS LLC,
as the Structuring Agent
By: /s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

Amendment 2 to RFA (Olin)

Exhibit A to Amendment 2 to RFA
SCHEDULE I
Commitments

PNC Group
Party	Capacity	Maximum Commitment
PNC	Committed Lender	$150,000,000
PNC	Group Agent	N/A

Exh. A-1

Exhibit B to Amendment 2 to RFA
SCHEDULE III
Notice Addresses
(A)    in the case of the Borrower, at the following address:
Olin Finance Company, LLC
190 Carondelet Plaza, Suite 1530
Clayton, MO 63105
Attention: Teresa M. Vermillion
Telephone: (314) 480-1443
Facsimile: (314) 480-1487
Email: TMVermillion@olin.com
(B)    in the case of the Servicer, at the following address:
Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, MO 63105
Attention: Teresa M. Vermillion
Telephone: (314) 480-1443
Facsimile: (314) 480-1487
Email: TMVermillion@olin.com
(C)    in the case of PNC or the Administrative Agent, at the following address:
PNC Bank, National Association
300 Fifth Avenue
Pittsburgh, PA 15222
Attention: Robyn Reeher
Telephone: (412) 768-3090
Facsimile: (412) 762-9184
Email: robyn.reeher@pnc.com
(D)    in the case of any other Person, at the address for such Person specified in the other Transaction Documents; in each case, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

Exh. B-1

Exhibit C to Amendment 2 to RFA
SCHEDULE IV
Excluded Obligors

1.	Akzo Nobel N.V.;

2.	Akzo Nobel Pulp & Performance Chemicals;

3.	Akzo Nobel Coatings, Inc.;

4.	Akzo Nobel Surface Chemistry, Inc.;

5.	BASF Corporation;

6.	Boise White Paper LLC;

7.	Brenntag;

8.	Brenntag Mid-South, Inc.;

9.	Brenntag Pacific, Inc.;

10.	Brenntag Southwest, Inc.;

11.	Dow Agrosciences LLC;

12.	Ecolab, Inc.;

13.	E I Du Pont de Nemours & Co;

14.	Evonik Corporation;

15.	GB Biosciences Corporation;

16.	Georgia-Pacific LLC;

17.	International Paper Company;

18.	Mitsui & Co. (USA) Inc;

19.	Nalco Company;

20.	Oxy Vinyls, LP;

21.	Packaging Corp of America;

22.	PPG Industries, Inc.;

Exh. C-1

23.	Rohm & Hass Chemicals LLC;

24.	Rohm & Hass Texas, Inc.;

25.	Syngenta AG

26.	Syngenta Crop Protection;

27.	The Dow Chemical Company;

28.	The Sherwin-Williams Company;

29.	Valspar Sourcing, Inc.;

30.	Wal-Mart Stores, Inc.; and

31.	WestRock RKT Company.

C-2

Exhibit D to Amendment 2 to RFA
SCHEDULE V
Financial Covenant
Financial Covenant Definitions.
“Consolidated Net Leverage Ratio” shall have the same meaning attributed to such term in the Credit Agreement.
“Credit Agreement” means that certain Credit Agreement, dated as of July 16, 2019, by and among Olin, Blue Cube Spinco LLC (“Blue Cube”), the lenders listed on the signature pages thereof, and Wells Fargo Bank, National Association, as administrative agent (“Wells Fargo”), as amended by that certain First Amendment to Credit Agreement, dated as of December 20, 2019, by and among Olin, Blue Cube, the lenders listed on the signature pages thereof, and Wells Fargo, and so long as PNC is a lender under the Credit Agreement as may be further amended, restated, amended and restated, supplemented, waived, extended, refinanced, replaced or otherwise modified from time to time.
Financial Covenant.
Olin, so long as it is the Servicer or Performance Guarantor, shall comply with the Consolidated Net Leverage Ratio as required by the Credit Agreement.

Exh. D-1